Exhibit 99.1

Amran/Narayan Group

Combined Financial Statements

As of and for the Year Ended December 31, 2023

Index

Page(s)

Report of Independent Auditors	1-2

Combined Financial Statements

Combined Balance Sheet	3

Combined Statement of Operations and Comprehensive Income	4

Combined Statement of Changes in Invested Equity	5

Combined Statement of Cash Flows	6

Notes to Combined Financial Statements	7

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of Standex International Corporation

Opinion

We have audited the combined financial statements of Amran LLC, Narayan Powertech Private Limited and their joint venture Amtran Magnetics Private Limited (collectively, the “Amran/Narayan Group” or the “Company”), which comprise the combined balance sheet as of December 31, 2023, and the related combined statements of operations and comprehensive income, changes in invested equity, and cash flows for the year then ended, and the related notes to the combined financial statements (collectively referred to as the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

January 13, 2025

Boston, Massachusetts

Amran/Narayan Group

Combined Balance Sheet

As of December 31, 2023 (in thousands)

Assets
Current assets:
Cash and cash equivalents	$23,353
Trade accounts receivable, net	19,556
Inventories	11,699
Prepaid expenses and other current assets	2,948
Total current assets	57,556

Property and equipment, net	804
Operating lease right-of-use assets, net	370
Operating lease right-of-use assets, net - related party	1,473
Deferred tax assets, net	2,833
Other long-term assets	453
Total assets	$63,489

Liabilities and invested equity
Current liabilities:
Line of credit	$364
Accounts payable	5,608
Accrued liabilities	1,079
Contract liabilities	142
Operating lease current liabilities	201
Operating lease current liabilities - related party	223
Income taxes payable	1,716
Other current liabilities	69
Total current liabilities	9,402

Operating lease long-term liabilities	226
Operating lease long-term liabilities - related party	1,266
Total liabilities	10,894

Commitments and contingencies (Note 12)

Invested equity
Net investment	3,459
Retained earnings	49,333
Accumulated other comprehensive loss	(197)
Total invested equity	52,595
Total liabilities and invested equity	$63,489

The accompanying notes are an integral part of these combined financial statements.

Amran/Narayan Group

Combined Statement of Operations and Comprehensive Income

For the Year Ended December 31, 2023 (in thousands)

Sales	$82,765
Cost of sales	39,110
Selling, general and administrative expenses	11,366
Gain on sale of property and equipment to related party	(1,266)
Income from operations	33,555
Interest expense	28
Other non-operating income, net	(928)
Income before income taxes	34,455

Provision for income taxes	5,226
Net income	29,229

Other comprehensive loss:
Foreign currency translation adjustment	(137)
Total other comprehensive loss	(137)
Total comprehensive income	$29,092

The accompanying notes are an integral part of these combined financial statements.

Amran/Narayan Group

Combined Statement of Changes in Invested Equity

For the Year Ended December 31, 2023 (in thousands)

	Net Investment	Retained Earnings	Accumulated Other Comprehensive Loss	Total Invested Equity

Balances at January 1, 2023	$3,459	$33,122	$(60)	$36,521
Net income	-	29,229	-	29,229
Distributions to investors	-	(13,018)	-	(13,018)
Other comprehensive loss	-	-	(137)	(137)
Balances at December 31, 2023	$3,459	$49,333	$(197)	$52,595

The accompanying notes are an integral part of these combined financial statements.

Amran/Narayan Group

Combined Statement of Cash Flows

For the Year Ended December 31, 2023 (in thousands)

Cash flows from operating activities
Net income	$29,229
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	371
Amortization of right-of -use assets	647
Allowance for credit losses	256
Gain on sale of property and equipment to related party	(1,266)
Deferred income taxes	(186)
Changes in operating assets and liabilities:
Trade accounts receivable, net	(4,917)
Inventories	(364)
Prepaid expenses and other current assets	24
Other assets	(305)
Accounts payable	(71)
Accrued liabilities	(4,603)
Contract liabilities	105
Income taxes payable and other current liabilities	1,656
Operating lease liabilities	(578)
Net cash provided by operating activities	19,998

Cash flows from investing activities
Proceeds from sale of property and equipment	2,863
Proceeds from sale of marketable securities	2,154
Purchases of property and equipment	(470)
Net cash provided by investing activities	4,547

Cash flows from financing activities
Repayments of short-term borrowings	(80)
Bank overdraft	(78)
Payments on stockholder loans	(160)
Distributions to investors	(13,018)
Net cash used in financing activities	(13,336)

Effect of exchange rate changes on cash and cash equivalents	(38)
Net increase in cash and cash equivalents	11,171
Cash and cash equivalents at beginning of year	12,182
Cash and cash equivalents at end of year	$23,353

Supplemental cash flow disclosures
Cash paid for taxes	$4,055
Cash paid for interest	$28

The accompanying notes are an integral part of these combined financial statements.

Amran/Narayan Group
Notes to Combined Financial Statements
December 31, 2023 (USD in thousands unless otherwise stated)

1.	Description of Business

The accompanying combined financial statements present the combined assets, liabilities, revenues and expenses of Amran LLC (“Amran”), a Texas limited liability company based in Sugarland, Texas, and Narayan Powertech Private Limited (“Narayan”) based in Gujarat, India, as well as these entities’ joint venture Amtran Magnetics Private Limited (“AMPL”) also based in Gujarat, India, (collectively the “Amran/Narayan Group”, hereinafter referred to as “we”, “us”, “our”, “Business”, or the “Acquired Businesses”). The entities comprising the Amran/Narayan Group are under common management and controlled by members or affiliates of the Shah Family.

Amran/Narayan Group is engaged in the business of manufacturing low and medium voltage instrument transformers with manufacturing facilities in the United States and India. Our products are distributed throughout the world to over fifty countries.

2.	Basis of Presentation

These combined financial statements are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). They are derived from the separate financial statements and accounting records of Amran and Narayan along with their jointly owned subsidiary AMPL using the historical results of operations and historical cost basis of the assets and liabilities of each entity. For the year ended December 31, 2023, each entity operated separately, and stand-alone financial statements historically have been prepared by entity. These financial statements have been prepared on a combined basis, as they are under common management. The accompanying combined financial statements present only the historical financial information of the economic activities that comprise the Amran/Narayan Group business (“Combined Companies”). All intercompany transactions within the Business have been eliminated within the combined financial statements.

Invested Equity

Invested equity represents the controlling members’ interest in the recorded net assets of the Business, the cumulative net investment by the controlling members in the Business through the periods presented and includes the Business' cumulative operating results. All transactions between the Business and the controlling members are considered to be effectively settled through invested equity at the time the transactions are recorded.

Fiscal Year-End

The fiscal year-end for the combined Amran/Narayan Group is December 31.

3.	Misappropriation of Funds

In May 2023, the Combined Companies identified a misappropriation of the Business’s funds by the former District General Manager (“DGM-Accounts”) of Narayan. Management engaged independent legal counsel and forensic consultants to investigate the fraud. The investigation was completed in May 2024, and revealed that the former DGM-Accounts had embezzled approximately $10,000 dating back to 2018 through a circumvention of controls, which included unauthorized transfers from Narayan’s bank account at Union Bank of India to his personal account, by creating fictitious and altered bank statements to conceal the misappropriations.

Amran/Narayan Group
Notes to Combined Financial Statements
December 31, 2023 (USD in thousands unless otherwise stated)

Narayan and AMPL have also filed First Information Reports (“FIR”) with the jurisdictional police in relation to the embezzlement and as of the date hereof, the police investigation is ongoing independently. Of the total loss of $10,000, approximately $9,199 has been recorded in the beginning balance of retained earnings, while the portion of misappropriations occurring during the year ended December 31, 2023 of approximately $801, has been recorded as a component of selling, general and administrative expenses in the Combined Statement of Operations and Comprehensive Income. Management has exhausted its efforts to recover the losses from the DGM-Accounts as of December 31, 2024.

4.	Summary of Significant Accounting Policies

Accounting Estimates and Assumptions

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and the disclosure of assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. On an ongoing basis, management evaluates these estimates, including those related to provisions for credit losses, inventory, income taxes, and the recoverability of long-lived assets. Management bases these estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances. These estimates are inherently subject to judgment and actual results could differ from those estimates.

Foreign Currency

The functional currency of Narayan and AMPL’s operations is the local currency which is the Indian rupee. Assets and liabilities of these foreign operations are translated into U.S. Dollars, the reporting currency, using period-end exchange rates. Revenues and expenses of these operations are translated using monthly average exchange rates. The resulting translation adjustment is reported as a component of comprehensive income (loss) in the Combined Statement of Operations and Comprehensive Income. Gains and losses from foreign currency transactions are included in results of operations and were not material for the period presented.

Amran/Narayan Group
Notes to Combined Financial Statements
December 31, 2023 (USD in thousands unless otherwise stated)

Revenue Recognition

Revenue is measured as the amount of consideration the Combined Companies expect to be entitled to in exchange for transferring goods or providing services. Customer payment terms are typically less than one year and as such, transaction prices are not adjusted for the effects of a significant financing component. Standalone selling prices for each performance obligation are generally stated in the contract. Variable consideration in the form of volume rebates is estimated based on contract terms and historical experience of actual results limited to the amount which is probable will not result in reversal of cumulative revenue recognized when the variable consideration is resolved. Sales and other taxes we collect concurrent with revenue-producing activities are excluded from revenue.

Contracts with customers are either a purchase order or sales order. A performance obligation is considered an individual unit sold. Prices negotiated with each individual customer are representative of the stand-alone selling price of the product. The Combined Companies typically satisfy the performance obligation at a point in time when control is transferred to customers. The point in time when control of goods is transferred is largely dependent on delivery terms.

Contract liabilities relate primarily to prepayments received from the Combined Companies’ customers before revenue is recognized and from volume rebates to customers. These amounts are included in other current liabilities in the Combined Balance Sheet. The Combined Companies do not have any material contract assets.

Cost of Sales and Selling, General and Administrative Expenses

The Combined Companies include expenses in either cost of sales or selling, general and administrative expenses based upon the functional classification of the expenses. Cost of sales includes expenses associated with the acquisition, inspection, manufacturing and receiving of materials for use in the manufacturing process. These costs include inbound freight charges, purchasing and receiving costs, inspection costs, internal transfer costs as well as depreciation, amortization, wages, benefits and other costs that are incurred directly or indirectly to support the manufacturing process. Selling, general and administrative includes expenses associated with the distribution of our products, sales effort, administration costs and other costs that are not incurred to support the manufacturing process. We record distribution costs associated with the sale of inventory as a component of selling, general and administrative expenses in the Combined Statements of Operations and Comprehensive Income. These expenses include warehousing costs, outbound freight charges and costs associated with salaried distribution personnel.

Cash and Cash Equivalents

The Combined Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include cash or deposits with financial institutions and deposits in highly liquid money market securities. Deposits with financial institutions in the U.S. are insured by the Federal Deposit Insurance Corporation up to certain defined limits. Bank deposits at times may exceed federally insured limits.

Accounts Receivable, net

All trade account receivables are reported at the amount we ultimately expect to collect from the customer, net of allowances for expected credit losses. The allowances for expected credit losses represent management’s best estimate of the credit losses expected from our trade accounts receivable over the life of the underlying assets. Assets with similar risk characteristics are pooled together for determination of their current expected credit losses. We regularly perform detailed reviews of our pooled assets to evaluate the collectability of receivables based on a combination of past, current, and future financial and qualitative factors that may affect customers’ ability to pay. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations, a specific reserve is recorded against amounts due to reduce the recognized receivable to the amount reasonably expected to be collected. We recorded $1,114 as an allowance for credit losses as of December 31, 2023, which represents an increase of $256 from the balance at December 31, 2022 due to additional provisions for credit losses in 2023. Recoveries on bad debts for the period were not material.

Amran/Narayan Group
Notes to Combined Financial Statements
December 31, 2023 (USD in thousands unless otherwise stated)

Inventories

Inventories are stated at the lower of cost, as determined on a first-in, first-out basis or net realizable value. Inventory quantities on hand are reviewed regularly, and write downs are made for obsolete, slow moving, and non-saleable inventory, based primarily on management’s forecast of customer demand for those products in inventory.

Marketable Securities

Marketable securities consist of investments in securities, mutual funds and corporate bonds. The securities are designated as available for sale and carried at fair value with the realized and unrealized gains and losses included in the Combined Statement of Operations and Comprehensive Income. If any adjustment to fair value reflects a decline in the value of the investment that we consider to be "other than temporary", the Combined Companies reduce the investment to fair value through a charge to the Combined Statement of Operations and Comprehensive Income. No such adjustments were necessary during the periods presented. The balance of marketable securities as of December 31, 2023, was approximately $70.

Leases

Our lease portfolio primarily consists of office, warehouse, and equipment leases. We determine if an arrangement is a lease at inception. Right-of-use (“ROU”) assets represent the right to use the underlying assets for the lease term, and the lease liabilities represent the obligation to make lease payments arising from the leases. ROU assets and lease liabilities are recognized at commencement date based on the present value of future lease payments over the lease term, which includes only payments that are fixed and determinable at the time of commencement. As our operating leases do not generally provide an implicit rate, the incremental borrowing rate is used based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate for a lease is the rate of interest we would have to pay on a collateralized basis to borrow an amount equal to the lease payments in the same currency, for a similar term, in a similar economic environment. Lease payments included in the measurement of the operating lease ROU assets and lease liabilities are comprised of fixed payments, variable payments that depend on an index or rate, and the exercise price of a lessee option to purchase the underlying asset if the lessee is reasonably certain to exercise. Several of our leases are with Narayanshree Infrastructure LLP (“Narayanshree”), an entity controlled by certain Narayan shareholders, and directly with Narayan shareholders.

We have elected not to recognize operating lease ROU assets and lease liabilities for all short-term leases (leases with an initial lease term of 12 months or less). We recognize the lease payments associated with short-term leases as an expense over the lease term. Options to renew a lease are not included in our assessment unless there is reasonable certainty that the options will be renewed.

Amran/Narayan Group
Notes to Combined Financial Statements
December 31, 2023 (USD in thousands unless otherwise stated)

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. A summary of the lives used for computing depreciation is as follows:

Production and warehouse equipment (in years)	3	-	15
Leasehold improvements (in years)	4
Furniture and equipment (in years)	3	-	10

Maintenance and repairs that do not extend the economic life of the asset are expensed as incurred. Expenditures for major improvements and additions are capitalized.

Impairment of Long-Lived Assets

Long-lived assets, including property and equipment and lease ROU assets, to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. In assessing long-lived assets for impairment, assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability is measured by a comparison of the carrying amount of an asset group to the undiscounted future net cash flows expected to be generated by the asset group. If estimated future undiscounted cash flows are not sufficient to recover the carrying value of the assets, impairment is measured by comparing the carrying amount of the assets to the estimated fair value, obtained through appraisal or market quotations, or discounted future net cash flow estimates. We did not recognize any long-lived asset impairments during 2023.

Income Taxes

Amran is subject to flow-through treatment for federal income tax purposes as a qualified subchapter S subsidiary of an S-Corporation. As an S-Corporation, generally taxable income, deductions and credits flow directly to Amran’s shareholders. Amran is subject to the Texas Margin Tax, which is accrued and included in income tax expense. The Amran/Narayan Group is also subject to income taxes related to its operations in India.

We account for uncertainty in income taxes recognized on our combined financial statements in accordance with the accounting guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. We assess whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position and adjust the unrecognized tax benefits in light of changes in facts and circumstances, such as changes in tax law, interactions with taxing authorities and developments in case law.

Warranties

The expected cost associated with warranty obligations on our products is recorded when the revenue is recognized. Our estimate of warranty cost is based on contract terms and historical warranty loss experience that is periodically adjusted for recent actual experience. Since warranty estimates are forecasts based on the best available information, claims costs may differ from amounts provided. Adjustments to initial obligations for warranties are made as changes in the obligations become reasonably estimable. At December 31, 2023, the warranty reserve was $100 and is included in other current liabilities in the Combined Balance Sheet.

Amran/Narayan Group
Notes to Combined Financial Statements
December 31, 2023 (USD in thousands unless otherwise stated)

Research and Development

Research and development expenditures are expensed as incurred. Total research and development costs, which are classified under selling, general, and administrative expenses in the Combined Statement of Operations and Comprehensive Income, were $175 for the year ended December 31, 2023.

Concentration of Credit Risk

The Combined Companies are subject to credit risk in the normal course of business primarily through trade receivables. Historically, the losses related to credit risk have not been material as we regularly monitor our credit risk to mitigate losses. We evaluate the creditworthiness of our customers prior to and throughout the life of the customer relationship. No individual customer accounts for more than 10% of revenues or accounts receivable in the period presented.

Fair Value Accounting

Authoritative guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date.

The guidance establishes a framework for measuring fair value, which utilizes observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect management’s market assumptions. Preference is given to observable inputs. These two types of inputs create the following three-level fair value hierarchy:

Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) for an identical asset or liability in an active market.

Level 2 - Inputs to the valuation methodology include quoted prices for a similar asset or liability in an active market or model-derived valuations in which all significant inputs are observable for substantially the full term of the asset or liability.

Level 3 - Unobservable inputs based upon management’s best estimate of what market participants would use in pricing the asset or liability.

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement of assets and liabilities being measured within the fair value hierarchy.

The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term maturities of these instruments.

Recently Issued Accounting Pronouncements

In December 2023, the FASB issued ASU 2023- 09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures. This ASU is expected to enhance the transparency and decision usefulness of income tax disclosures by requiring public business entities on an annual basis to disclose specific categories in the rate reconciliation, additional information for reconciling items that meet a quantitative threshold, and certain information about income taxes paid. This ASU is effective for fiscal years beginning after December 15, 2024. The amendments in this ASU are required to be applied on a prospective basis and retrospective adoption is permitted. The Combined Companies are currently evaluating the effect of adopting this new accounting guidance, which would be applicable to fiscal year 2026.

Amran/Narayan Group
Notes to Combined Financial Statements
December 31, 2023 (USD in thousands unless otherwise stated)

5.	Revenue From Contracts with Customers

Revenue is derived from the sale of instrument transformers, which is recognized at a point in time.

Disaggregation of Revenue from Contracts with Customers

The following table presents revenue disaggregated by geography based on the location of the customer’s operations for the year ended December 31, 2023:

United States	$47,174
Asia Pacific	17,426
EMEA (1)	13,781
Other Americas	4,384
Total revenues	$82,765

(1) EMEA consists primarily of Europe, Middle East and South Africa.

Contract Liabilities

Contract liabilities consist of payments received from customers, or such consideration that is contractually due, in advance of providing the product such that control has not passed to the customer. Advance payments from customers are expected to be recognized as revenue within 12 months. At December 31, 2022, contract liabilities were $36, of which all was recognized into revenue during the reporting period. At December 31, 2023, contract liabilities were $142 and are included separately as a current liability in the Combined Balance Sheet.

6.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets recorded in the Combined Balance Sheet at December 31, 2023 consist of the following:

Goods and services tax receivable	$2,140
Interest receivable	248
Duty drawbacks receivable	203
Other	357
Total prepaid expenses and other current assets	$2,948

Amran/Narayan Group
Notes to Combined Financial Statements
December 31, 2023 (USD in thousands unless otherwise stated)

7.	Inventories

Inventories consisted of the following at December 31, 2023:

Raw materials	$4,323
Work-in-process	322
Finished goods	7,054
Total inventories	$11,699

8.	Property and Equipment, Net

Property and equipment, net, consisted of the following at December 31, 2023:

Production and warehouse equipment	$2,118
Leasehold improvements	85
Furniture and equipment	98
2,301
Accumulated depreciation	(1,497)
Property and equipment, net	$804

For the year ended December 31, 2023, depreciation expense was $371 and is included in cost of sales in the Combined Statement of Operations and Comprehensive Income.

9.	Debt

At December 31, 2023, we had borrowings outstanding under a cash credit agreement with Union Bank of India (“UBI”). The arrangement is a collateralized operational cash account, with the additional ability to make credit draws or overdrafts in excess of fixed deposits if additional capital is needed up to the borrowing limit. Any credit draws or overdrafts are collateralized by Narayan’s inventory and trade receivables less than 90 days aged, which have a carrying value of approximately $15,786 as of December 31, 2023. Interest is charged for any credit draws or overdrafts in excess of fixed deposits. There was an additional letter of credit with UBI, however, there were no borrowings or repayments during 2023, and the facility was closed during the year.

The total cash credit limit available is approximately $850 at both the beginning and end of the period, however, prior to the closure of the UBI letter of credit facility, the limit was shared between the line of credit facility and the cash credit account. The applicable borrowing rate of the facilities is EBLR (“External Benchmark Lending Rate”) plus a margin of .6%. At December 31, 2023, the outstanding balance on the cash clearing portion of the line was $364 which is included in current liabilities in the Combined Balance Sheet.

At December 31, 2023, we had a letter of credit facility open with HDFC Bank. The agreement had a total credit limit of approximately $600 at the beginning of the period and was extended to approximately $960 during the year. The facility is secured by Narayan’s current assets, and the applicable interest rate is 9%. There were no borrowings or repayments during the year, and there were no outstanding balances associated with this facility as of December 31, 2023.

Amran/Narayan Group
Notes to Combined Financial Statements
December 31, 2023 (USD in thousands unless otherwise stated)

10.	Leases

The Combined Companies currently lease office facilities, warehouse space, and equipment under noncancelable operating lease agreements expiring on various dates through 2034. Certain of the leases contain renewal options which are exercisable at our discretion. These renewal options are considered in determining the lease term if it is reasonably certain that we will exercise such options. Additionally, we lease certain other office equipment under month-to-month lease agreements. As noted above, several of our leases are with Narayanshree, an entity controlled by certain Narayan shareholders, and directly with Narayan shareholders. Total cash paid to Narayanshree and the Narayan shareholders was $246 and $34, respectively, under these related party leases for the year ended December 31, 2023.

The following disaggregates the lease costs between short-term lease costs and operating lease costs, as well as disaggregates the operating lease costs between related party lease costs and the third-party lease costs. The components of lease costs recognized in the Combined Statement of Operations and Comprehensive Income consist of the following for the year ended December 31, 2023 and are included in cost of sales:

Operating lease costs	$808
Short-term lease costs	24
Total lease costs	$832

Related party lease costs	$352
Third-party lease costs	456
Total operating lease costs	$808

The weighted-average remaining lease term was 4.8 years and the weighted-average discount rate was 9.2% as of December 31, 2023 for our operating leases.

Supplemental cash flow information related to operating leases for the year ended December 31, 2023 is as follows:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating liabilities	$734
ROU assets obtained in exchange for new operating lease liabilities	$1,891

Amran/Narayan Group
Notes to Combined Financial Statements
December 31, 2023 (USD in thousands unless otherwise stated)

The following table reconciles the undiscounted cash flows expected to be paid in each of the next five years for operating leases recorded in the Combined Balance Sheet at December 31, 2023:

	Third-Parties	Related Parties	Total
2024	$192	$392	$584
2025	31	412	443
2026	29	417	446
2027	30	437	467
2028	32	232	264
Thereafter	186	-	186
Total lease payments	500	1,890	2,390
Less: amount representing interest	(73)	(401)	(474)
Present value of lease liabilities	427	1,489	1,916
Less: operating lease current liabilities	(201)	(223)	(424)
Operating lease long-term liabilities	$226	$1,266	$1,492

11.	Income Taxes

The components of income before income taxes for the year ended December 31, 2023 are as follows:

U.S. operations	$23,016
Non-U.S. operations	11,439
Total	$34,455

The Combined Companies utilize the asset and liability method of accounting for income taxes. Deferred income taxes are determined based on the estimated future tax effects of differences between the financial and tax bases of assets and liabilities given the provisions of the enacted tax laws. The components of the provision for income taxes for the year ended December 31, 2023 is as shown below:

Current
Federal	$-
State	-
Non-U.S.	5,412
Total current expense	5,412
Deferred
Federal	-
State	-
Non-U.S.	(186)
Total deferred benefit	(186)
Total	$5,226

Amran/Narayan Group
Notes to Combined Financial Statements
December 31, 2023 (USD in thousands unless otherwise stated)

A reconciliation from the U.S. Federal income tax rate to the total tax provision for the year ended December 31, 2023 is as follows:

Provision at statutory tax rate	21.0%
Impact of S Corporation Election (1)	-14.0%
Impact of foreign operations	8.1%
Effective income tax provision	15.1%

(1) Amran is subject to flow-through treatment for federal income tax purposes as a qualified subchapter S subsidiary of an S-Corporation. As an S-Corporation, generally taxable income, deductions and credits flow directly to Amran’s shareholders.

Changes in the effective tax rates from period to period may be significant as they depend on many factors including, but not limited to, the amount of our income or loss, the mix of income earned in the U.S. versus outside the U.S., the effective tax rate in each of the countries in which we earn income, and any one-time tax issues which occur during the period.

The income tax provision for the year ended December 31, 2023 was impacted by the following items: (i) a tax provision of $2,800 due to the mix of income in various jurisdictions; and (ii) tax effect of $4,800 related to the impact of the S-Corporation structure.

Significant components of the Combined Companies' deferred income taxes are as follows as of December 31, 2023:

Deferred tax assets
Impairment of receivable due to misappropriation	$2,708
Lease liabilities	534
Unrealized gains and losses	436
Other	33
Total deferred tax assets	3,711
Deferred tax liabilities
Depreciation and amortization	(72)
Right-of-use assets	(515)
Provision for allowance of credit losses	(202)
Employee benefits	(89)
Total deferred tax liabilities	(878)
Net deferred tax asset	$2,833

Within the next twelve months, the statute of limitations will close in the U.S. and India. The following tax years are open for assessment or refund:

Country	Years Ending
United States	2020 to 2024
India	2018 to 2024

Amran/Narayan Group
Notes to Combined Financial Statements
December 31, 2023 (USD in thousands unless otherwise stated)

12.	Commitments and Contingencies

The Combined Companies are subject to various legal proceedings and claims arising in the normal course of its business. In the opinion of management, the amount of the ultimate liability, if any, with respect to these lawsuits and claims will not have a material effect on the Combined Financial Statements.

13.	Concentration Risk

The Combined Companies’ purchases from one vendor as a percentage of total purchases were approximately 15% for the year ended December 31, 2023. As of December 31, 2023, amounts due to this vendor included in accounts payable were $1,481.

14.	Related Parties

The principal related parties with which the Combined Companies had transactions during the year are as follows:

Names of Related Parties	Relationship with the Combined Companies

Narayan Epoxy Components Private Limited	Entity controlled by shareholders of Narayan

Gujarat Plug In Devices Private Limited	Narayan shareholders have significant ownership interest

Narayanshree Infrastructure LLP	Partners are shareholders of Narayan

Narayan Shareholders	Lessors of certain real property

The Combined Companies had the following significant related party transactions with the above entities for the year ended December 31, 2023:

Narayan Epoxy Components Private Limited - purchases of resin cast insulators and bushings	$2,127
Gujarat Plug In Devices Private Limited - purchases of magnetic components	2
Narayanshree Infrastructure LLP - property rentals	(see Note 10)
Narayan shareholders - property rentals	(see Note 10)

At December 31, 2023, $390 is due from and $247 is due to the above related parties which amounts are included in accounts receivable and accounts payable, respectively, in the Combined Balance Sheet.

In February 2023, we sold certain land and buildings to Narayanshree Infrastructure LLP. The sale price of the transaction was approximately $2,863 and the Business recognized a gain on the sale of $1,266 which is included in the Combined Statement of Operations and Comprehensive Income.

15.	Employee Benefits

Amran sponsors a defined contribution 401(k) profit sharing plan (the “Plan”) pursuant to which employees can elect to defer a portion of their compensation for funding of retirement investments. Employees are eligible to participate in the Plan after one year of eligibility. Amran makes matching contributions of 100% of the first 3% in eligible compensation and 50% of the next 2% in eligible compensation with the possibility of discretionary contributions by Amran. Employer matching and profit-sharing contributions are discretionary. For the year ended December 31, 2023, total employer 401(k) matching and discretionary compensation expense was $78.

Amran/Narayan Group
Notes to Combined Financial Statements
December 31, 2023 (USD in thousands unless otherwise stated)

16.	Subsequent Events

In preparing these financial statements, the Combined Companies have evaluated events and transactions for potential recognition or disclosure through January 13, 2025, the date the financial statements were available to be issued.

On October 28, 2024, Standex International Corporation (“Standex”) acquired 100% of the outstanding membership interest in Amran LLC (“Amran”) pursuant to a Securities Purchase Agreement (the “Amran Purchase Agreement”) in consideration for an aggregate $180,360 (the “Amran Consideration”), consisting of $153,270 in cash consideration and 152,299 shares of Standex common stock valued at $27,090 ($177.87/share), subject to customary closing adjustments.

Also on October 28, 2024, Standex, through its wholly owned subsidiary, Mold-Tech Singapore PTE LTD (“Mold-Tech Singapore”), acquired 90.1% of the capital stock of Narayan Powertech Private Limited (“Narayan”) pursuant to a Securities Purchase Agreement (the “Narayan Purchase Agreement”) for an aggregate cash payment of $261,583, subject to customary closing adjustments. Subject to receipt of regulatory approval from the Reserve Bank of India (“RBI”), Mold-Tech Singapore will acquire the remaining 9.9% of the capital stock of Narayan in a second closing, in consideration for shares of Standex common stock to be valued at $27,906.